UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

July 20, 2026

Date of Report (Date of earliest event reported)

LIMINATUS PHARMA, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-42626	93-2710748
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2251 Stern Goodman Street, Suite E, Fullerton, CA	92833
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (213) 273-5453

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	LIMN	The Nasdaq Stock Market LLC
Warrants	LIMNW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported, on January 15, 2026, Liminatus Pharma, Inc. (the “Company”) received a notice from the Nasdaq Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that, based upon the closing bid price for the last 30 consecutive business days, the Company was no longer in compliance with Nasdaq Listing Rule 5450(a)(1) (the “Bid Price Rule”) which requires listed securities to maintain a minimum bid price of $1 per share. Under the Nasdaq rules, the Company was provided a compliance period of 180 calendar days, or until July 14, 2026, in which to regain compliance with the Bid Price Rule.

A hearing was held before the Nasdaq Hearings Panel (the “Panel”) on June 30, 2026 during which the Company requested an extension of the Company’s period for regaining compliance with the Bid Price Rule.

On July 20, 2026, the Company received a notice from Nasdaq indicating that the Company has not regained compliance with the Bid Price Rule and is not eligible for a second 180-day extension to regain compliance with the Bid Price Rule. The notice indicated that the Panel will consider this matter in their decision regarding the Company’s continued listing on Nasdaq and that the Company should present its view with respect to the additional deficiency to the Panel in writing no later than July 27, 2026. The Panel has not yet issued a decision on the Company’s continued listing.

The Company plans to submit a timely written response to the Panel regarding the additional deficiency. There can be no assurance that the Panel will give the Company additional time to come back into compliance or that the Company will be able to regain compliance with the Minimum Bid Price Rule.

This announcement is made in compliance with Nasdaq Listing Rule 5810(b), which requires prompt disclosure of receipt of a deficiency notification.

Item 8.01 Other Events.

On July 13, 2026, the Company filed a definitive proxy statement with respect to the annual meeting of the Company’s stockholders scheduled to be held on August 3, 2026 at 10:30 a.m. Pacific Time for the purpose of authorizing the Company’s board of directors to approve a reverse stock split of the Company’s common stock, among other things.

Forward-Looking Statements

Certain information contained in this report consists of forward-looking statements for purposes of the federal securities law that involve risks, uncertainties and assumptions that are difficult to predict. Words such as “will,” “would,” “may,” “intends,” “potential,” and similar expressions, or the use of future tense, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. Such forward-looking statements are not guarantees of performance and actual actions or events could differ materially from those contained in such statements. For example, there can be no assurance that Nasdaq will accept the Company’s plan to regain compliance or that the Company will regain compliance with the Nasdaq listing rules during any compliance period or in the future, or otherwise meet Nasdaq continued listing standards. For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to the Company’s filings with the SEC. The forward-looking statements contained in this report speak only as of the date of this report and the Company undertakes no obligation to publicly update any forward-looking statements to reflect changes in information, events or circumstances after the date of this report, unless required by law.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 24, 2026

LIMINATUS PHARMA, INC.

	By:	/s/ Chris Kim
	Name:	Chris Kim
	Title:	Chief Executive Officer